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                              September 11, 1997



MSR Exploration, Ltd.
500 Main Street, Suite 210
Fort Worth, Texas 76102


Mercury Montana, Inc.
1619 Pennsylvania Avenue
Fort Worth, Texas 76107

     Re:  Tax Summary in Registration Statement on Form S-4


Ladies and Gentlemen:

     We have acted as United States counsel to MSR Exploration, Ltd. (the "Company") and special United States tax counsel to Mercury Montana, Inc. ("Mercury") in connection with the preparation of the proxy statement/prospectus forming a part of the registration statement on Form S-4 (collectively, the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") in connection with the Continuance and the Merger pursuant to that certain Merger Agreement dated March 26, 1997, among the Company, Mercury and Mercury Exploration Company (the "Agreement"). In particular, we have aided in the preparation of the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences to Shareholders and Warrant Holders of the Continuance and the Merger" and "Material United States Federal Income Tax Consequences to the Company of the Continuance and the Merger" (collectively, the "Tax Summary").

     In our capacity as stated above, we have been asked to render our opinion with respect to the material United States federal income tax considerations arising from and relating to the Continuance and the Merger that are generally applicable to Company shareholders that are U.S. citizens or residents, domestic corporations, domestic partnerships, and estates subject to United States federal income tax on their income regardless of source, and trusts, but only if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions or the trust (collectively, "U.S. Shareholders"), to certain
Company shareholders that are not U.S. Shareholders ("Non-U.S. Shareholders"), to certain holders of warrants to acquire shares of Company Common Stock and to the Company. As the basis for the opinions expressed hereinafter, we have examined the Agreement and the Registration Statement and have conducted such factual and legal research as we have deemed appropriate. In rendering the opinions expressed below, we have assumed that the Company shareholders and warrant holders will be treated in accordance with the terms and provisions of the Agreement and the Registration Statement and that there are no changes in the facts, representations and assumptions stated herein or in the Agreement or in the Registration Statement. In addition, we have assumed with your consent that the representations

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MSR Exploration, Ltd.
September 11, 1997
Page 2

contained in the letters of representation from the Company dated June 17, 1997, from Mercury and Mercury Exploration Company dated June 20, 1997, and from certain shareholders of the Company are true, correct and complete and will continue to be true, correct and complete as of the Effective Time of the Merger. Except as otherwise provided, capitalized terms shall have the same meaning as set forth in the Agreement and the Registration Statement.

     We hereby confirm, in all material respects, that the Tax Summary expresses our opinions as to the matters addressed therein, based upon current law and the assumptions stated or referred to therein. This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, either on a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein.


     This opinion is furnished to you solely for use in connection with the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the Tax Summary. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,


                                       THOMPSON & KNIGHT, P.C.


                                       By:  /s/ R. David Wheat
                                          ------------------------------------
                                          R. David Wheat, Shareholder


                                       By:  /s/ John R. Cohn
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                                          John R. Cohn, Shareholder